jetBlue®                                           Investor Update

Exhibit 99.1

Investor Update: July 25, 2012

This investor update provides JetBlue's investor guidance for the third quarter ending September 30, 2012 and full year 2012.

Recent Announcements

JetBlue has recently announced service between the following new city pairs:

City Pair	Frequency	Start Date
New York, NY (JFK) - Cartagena, Colombia*	3x Weekly	November 2, 2012
New York, NY (JFK) - Samaná, Dominican Republic*	2x Weekly	November 14, 2012
New York, NY (JFK) - Grand Cayman, Cayman Islands*	3x Weekly	November 15, 2012
Boston, MA - Grand Cayman, Cayman Islands*	1x Weekly	November 17, 2012
Providence, RI - Orlando, FL	2x Daily	November 29, 2012
Providence, RI - Fort Lauderdale, FL	1x Daily	November 29, 2012
* Subject to receipt of government approval

Capacity

Third quarter 2012 available seat miles (ASMs) are estimated to increase 7% to 9% year-over-year. Full year 2012 ASMs are estimated to increase 6.5% to 8.5% year-over-year.

JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

Third Quarter 2012		Full Year 2012
A320	E190	A320	E190
85%	15%	85%	15%

Average stage length is projected to be approximately 1,094 miles during the third quarter of 2012 versus 1,108 miles during the same prior year period and approximately 1,086 miles for the full year 2012 versus 1,091 miles for the full year 2011.

Operational Outlook

	Third Quarter	Full Year
	2012	2012
Operating Expense Year-Over-Year Percentage Change
Unit Operating Expense (CASM)	1.0% - 3.0%	1.0% - 3.0%
Unit Operating Expense Excluding Fuel (Ex-Fuel CASM)	4.5% - 6.5%	2.5% - 4.5%
Fuel Expense
Estimated Consumption (gallons)	151 million	566 million
Estimated Fuel Price per Gallon, Net of Hedges *	$3.13	$3.18
*Includes fuel taxes and fixed forward price agreements

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

jetBlue®                                           Investor Update

Other Income (Expense)
JetBlue estimates total Other Income (Expense) to be between ($35) and ($40) million in the third quarter and between ($155) and ($165) million for the full year.

Tax Rate
JetBlue expects an annual effective tax rate of approximately 39%. However, the actual tax rate in both third quarter and full year 2012 could differ due to the non-deductibility of certain items for tax purposes.

Fuel Hedges

As of July 20, 2012 JetBlue’s advanced fuel derivative contracts for the next twelve months are as follows:

	Gallons	Estimated Percentage	Price
		of Consumption
3Q12	40 million	27%
4% in WTI crude collar with the average cap at $97/bbl and the average at $78/bbl
8% in Brent crude collars with the average cap at $120/bbl and the average put at $108/bbl
6% in heat collars with the average cap at $3.28/gal and the average put at $2.88/gal
6% in USGC jet fuel swaps at an average of $3.05/gal
3% in USGC jet fuel collars with the average cap at $3.09/gal and the average put at $2.76/gal

4Q12	38 million	27%
4% in WTI crude collars with the average cap at $97/bbl and the average put at $78/bbl
8% in Brent crude collars with the average cap at $119/bbl and the average put at $107/bbl
7% in heat collars with the average cap at $3.29/gal and the average put at $2.89/gal
7% in USGC jet fuel swaps at an average of $3.03/gal
1% in USGC jet fuel collars with the average cap at $3.22/gal and the average put at $2.84/gal

1Q13	11 million	8%	8% in Brent crude collars with the average cap at $118/bbl and the average put at $106/bbl
2Q13	11 million	8%	8% in Brent crude collars with the average cap at $116/bbl and the average put at $104/bbl

In addition to its advanced fuel derivative contracts, JetBlue has entered into fixed forward price agreements for 18% of expected 3Q12 consumption at an average price of $2.94, 19% of expected 4Q12 consumption at an average price of $2.94, 8% of expected 1Q13 consumption at an average price of $3.03, and 8% of expected 2Q13 consumption at an average price of $3.03.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

jetBlue®                                           Investor Update

Capital Expenditures
(In millions)

Third Quarter 2012		Full Year 2012
Aircraft	Non-aircraft	Aircraft	Non-aircraft
$60	$60	$450	$200

Aircraft Delivery Schedule

As of June 30, 2012 JetBlue's fleet was comprised of 123 Airbus A320 aircraft and 52 EMBRAER 190 aircraft. 80 aircraft were on order from Airbus and Embraer, scheduled for delivery through 2018. In addition, JetBlue plans to take delivery of 40 Airbus A320neos between 2018 and 2021.

	Airbus A320			EMBRAER 190
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease
3Q12	1	-	-	-	-	-
4Q12	3	-	-	1	1	-
Total at Year End	127	86	30	53	23	30

Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	Third Quarter 2012
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)***
Zero - $11 million	282.9	284.6	$-
$11 million - $15 million	282.9	312.1	$1
$15 million or greater	282.9	345.2	$3
	Full Year 2012
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)***
Zero - $44 million	282.5	283.9	$-
$44 million - $60 million	282.5	311.4	$4
$60 million or greater	282.5	344.5	$11

*** Net of taxes
These share count estimates assume 20% annual stock price appreciation and are based on several other assumptions. The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

jetBlue®                                           Investor Update

This investor update contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "targets" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; increases and volatility in fuel prices, increases in maintenance costs and interest rates; our ability to implement our growth strategy; our significant fixed obligations and substantial indebtedness; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our reliance on a limited number of suppliers; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches; a negative impact on the JetBlue brand; the long term nature of our fleet order book;  changes in or additional government rules, regulations or laws; changes in our industry due to other airlines' financial condition; the impact on our growth because of economic difficulties in Europe through a continuance of the economic recessionary conditions in the U.S. or a further economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2011 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com